STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (the "Agreement") is entered into as of September 27, 2000, by and between International Cosmetics Marketing Co., a Florida corporation (the "Company") located at 6501 N.W. Park of Commerce Blvd., Suite 205, Boca Raton, FL 33487 and the purchasers whose names and signatures appear on the signature page of this Agreement (collectively the "Purchasers").

                                    RECITALS

         Purchasers desire to purchase, and the Company desires to sell, upon the terms and conditions stated in this Agreement, shares of Series A Convertible Preferred Stock of the Company having the rights set forth in the Certificate of Designations, Preferences and Rights attached hereto as Exhibit A (the "Preferred Stock"), which shall be convertible into shares of the Company's common stock, par value $.001 (the "Common Stock"). The shares of Common Stock issuable upon conversion of or otherwise pursuant to the Preferred Stock are referred to herein as the "Conversion Shares." The Preferred Stock and the Conversion Shares are sometimes collectively referred to herein as the "Securities."

         NOW, THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Purchasers hereby agree as follows:

                                    ARTICLE I
                         PURCHASE AND SALE OF SECURITIES

         1.1 Purchase of Preferred Stock. The Company shall authorize the issuance and sale to Purchasers of an aggregate of up to 200,000 shares of the Preferred Stock on or before the Closing (as defined below). The Company shall adopt and file with the Secretary of State of Florida on or before the Closing the all necessary documents to authorize and create the Preferred Stock. Subject to the terms and conditions of this Agreement, each Purchaser agrees, severally and not jointly, to purchase at the Closing and the Company agrees to sell and issue to each Purchaser at the Closing, up to that number of shares of the Preferred Stock set forth opposite each Purchaser's name on Exhibit B hereto at a price of $2.50 per share of Preferred Stock. The sale of the Preferred Stock to each Purchaser shall constitute a separate sale hereunder and the Company's agreement with each of the Purchasers shall be a separate agreement.

         1.2 Closing. Subject to the satisfaction of the conditions set forth in this Agreement, closings of the separate purchases and sales of the Preferred Stock shall take place on one or more occasions at such times and at such places as mutually agreed to by the Company and the Purchasers (each a "Closing"). At each Closing the Company shall deliver to each Purchaser a certificate representing the Preferred Stock that such Purchaser is purchasing against payment of the purchase price therefor by check, wire transfer, cancellation of indebtedness or any combination thereof. If at any Closing any of the conditions set forth in this Agreement shall not have been fulfilled or accurate, each




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Purchaser shall, at its election, be relieved of all of its obligations under this Agreement without thereby waiving any other right such Purchaser may have by reason of such failure or such non- fulfillment.

                                   ARTICLE II
                   PURCHASER'S REPRESENTATIONS AND WARRANTIES

         Purchasers, severally but not jointly, represent and warrant to the Company as set forth in this Article II. Purchasers do not make any other representations or warranties, express or implied, to the Company in connection with the transactions contemplated hereby and any and all prior representations and warranties, if any, which may have been made by each Purchaser to the Company in connection with the transactions contemplated hereby shall be deemed to have been merged in this Agreement and any such prior representations and warranties, if any, shall not survive the execution and delivery of this Agreement.

         2.1 Requisite Power And Authority. Each Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out the provisions of this Agreement. All action on each Purchaser's part required for the execution and delivery of this Agreement has been or will be effectively taken prior to any Closing. This Agreement, when executed and delivered, will be a valid and binding obligation of each Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and (b) general principles of equity that restrict the availability of equitable remedies.

         2.2 Consents. All consents, approvals, orders or authorizations on the part of each Purchaser required in connection with the consummation of the transactions contemplated in this Agreement have been or shall have been obtained prior to and be effective as of the Closing.

         2.3 Investment Representations. Each Purchaser understands that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). Purchaser also understand that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act, based in part upon each Purchaser's representations contained in the Agreement. Each Purchaser hereby represents and warrants that: (a) Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act, (b) Purchaser must bear the economic risk of this investment indefinitely unless such Securities are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of such Securities under the circumstances, in the amounts or at the times Purchaser might propose, (c) Purchaser is acquiring such shares for Purchaser's own account for investment only, and not with a view towards their distribution within the meaning of the Securities Act, and (d) Purchaser has had an opportunity to discuss the Company's business, management and financial


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affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities.

         2.4 Legends. Each certificate representing the Securities may be endorsed with the following legends:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (I) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT; OR (II) IN COMPLIANCE WITH RULE 144; OR (III) PURSUANT TO AN OPINION OF COUNSEL TO THE CORPORATION THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SUCH SALE, OFFER OR DISTRIBUTION."

         2.5 Removal of Legend and Transfer Restrictions. Any legend endorsed on a certificate pursuant to subsection 2.4 and any stop transfer instructions with respect to such Securities shall be removed and the Company shall issue a certificate without such legend to the holder thereof if such legend may be properly removed under the terms of Rule 144 promulgated under the Securities Act or if such holder provides the Company with an opinion of counsel for such holder, reasonably satisfactory to legal counsel for the Company, to the effect that a sale, transfer or assignment of such Securities may be made without registration.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         As a material inducement for each Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, the Company represents and warrants to each Purchaser that as of the date hereof and as of the date of any Closing:

         3.1 Organization and Qualification. The Company is a corporation duly organized, validity existing and in good standing (except with respect to any delinquent tax payments) under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing (except with respect to any delinquent tax payments) in every jurisdiction where the failure to so qualify would have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on either (i) the business, operations, properties, financial condition, operating results or prospects of the Company and its subsidiaries, taken as a whole on a consolidated basis; or
(ii) the transactions contemplated hereby. The representations in this subsection 3.1 shall not apply or relate to the Company's obligations to register its direct marketing program in any state.

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



         3.2 Authorization and Enforcement. (a) The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue and sell, perform its obligations with respect to the Securities and this Agreement; (b) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including without limitation the issuance of the Preferred Stock and the reservation for issuance and issuance of the Conversion Shares) have been duly authorized by all necessary corporate action and no further consent or authorization of the Company, its board of directors, or its shareholders or any other person, body or agency is required with respect to any of the transactions contemplated hereby or thereby; (c) this Agreement has been duly executed and delivered by the Company; and (d) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

         3.3 Issuance of Securities. The shares of Preferred Stock are duly authorized and reserved for issuance, and, upon conversion thereof the Conversion Shares, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights of shareholders of the Company which preemptive rights or other similar rights have not been waived prior to the execution hereof.

         3.4 Acknowledgment Regarding Purchasers' Purchase of the Securities. The Company represents to each Purchaser that the Company's decision to enter into this Agreement and the transactions contemplated hereby has been based solely on an independent evaluation by the Company and its representatives.

                                   ARTICLE IV
                                    COVENANTS

         4.1 Reporting Status. Subject to the completion of the Company's audit for the fiscal year ended June 30, 2000, so long as any Purchaser beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

         4.2 Information. The Company agrees to promptly provide the Purchasers with any information with respect to the Company, its properties, or its business as such Purchaser may reasonably request; provided, however, that the Company shall not without prior notice give any Purchaser any material non-public information. Without limitation of the foregoing, if any information requested by a Purchaser from the Company contains material non-public information, the Company shall inform the Purchaser in writing that the information requested contains material

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non-public information and shall in no event provide such information to
Purchaser without the express prior written consent of such Purchaser after being so informed.

         4.3 Use of Proceeds. The Company agrees that a portion of the proceeds from the sale of the Preferred Stock will be used to satisfy and pay in full all delinquent federal, state and local taxes (including without limitation payroll and sales taxes).

         4.4 Registration Rights. (a) In the event that the Company proposes to file a registration statement on a general form of registration under the Securities Act (other than a form S-8 or S-4) relating to securities issued or to be issued by it, then it shall give written notice of such proposal to the record owner(s) of the Securities. If, within 15 days after the giving of such notice, the record owners of any of the Securities shall request in writing that at least 51% of the Conversion Shares be included in such proposed registration, the Company shall, at its own expense (except as set forth below), also register such number of Conversion Shares as shall have been so requested in writing; provided, however, that

                           (i) the Company shall not be required to include any of such Conversion Shares if, by reason of such inclusion, the Company shall be required to prepare and file a registration statement on a form promulgated by the Securities and Exchange Commission different from that which the Company otherwise would use;

                           (ii) such owners shall cooperate with the Company in the preparation of such registration statement to the extent required to furnish information concerning such owners therein; and

                  (iii) if any underwriter or managing agent is purchasing or arranging for the sale of the securities then being offered by the Company under such registration statement, then such owners (A) shall agree to have the Conversion Shares being registered sold to or by such underwriter or managing agent on terms substantially equivalent to the terms upon which the Company is selling the securities so registered, or (B) shall delay the sale of the Conversion Shares for the lesser of a 60 day period commencing with the effective date of the registration statement or the date on which the underwriter agrees to permit the sale of all or a portion of the Conversion Shares being registered; further, if the number of Conversion Shares as to which such owner, and all other owners of securities of the Company holding registration rights, has requested registration is in the aggregate sufficient that such underwriter reasonably believes in good faith that the inclusion of such Conversion Shares in the registration statement may jeopardize the success of the offering, then such underwriter may require that each such owner of securities reduce the number of Conversion Shares to be registered, with such reduction to be in proportion to the number of shares as to which each respective owner has requested registration which may be the entire number of securities thereof.

                  (b) In the event that the record owners of at least 51% of the Conversion Shares should give written notice to the Company of their intention to exercise the rights set forth in this Section 4.4(b), then the Company shall file a registration statement in accordance with this


                                        5


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Section 4.4(b). Such notice(s) by the record owners must, to be effective, (i)
be received by the Company within a 30-day period of each other, and (ii) be given with respect to Conversion Shares that the record owner is not otherwise entitled to sell publicly in the United States without registration and without restriction. The Company shall be obliged no more than twice to file a registration statement in accordance with this Section 4.4(b). The rights provided record owners by this Section 4.4(b) are in addition to those provided by Section 4.4(a). Unless the record owner's notice specifically states otherwise, it shall be deemed to be a notice with respect to all Conversion Shares owned of record by such holder. Within 15 days after receipt of any such notice or notices, the Company shall give further written notice of such proposed registration pursuant to Section 4.4(a) hereof. The Company shall then, at its own expense (except as set forth below), register such number of Conversion Shares as requested in such notice or notices pursuant to this
Section 4.4(b); provided, however, that

                           (i) such owners shall cooperate with the Company in the preparation of such registration statement to the extent required to furnish information concerning such owners therein; and

                           (ii) if any underwriter or managing agent is purchasing or arranging for the sale of the securities then being offered by the Company under another registration statement previously filed or filed within 30 days after the notice by the record owners pursuant to this Section 4.4(b), then such owners (A) shall agree to have the Conversion Shares being registered sold to or by such underwriter or managing agent on terms substantially equivalent to the terms upon which the Company is selling the securities otherwise registered, or (B) shall delay the sale of the Conversion Shares for the lesser of the 60 day period commencing with the effective date of the other registration statement or the date on which the underwriter agrees to permit the sale of the Conversion Shares.

                  (c) In connection with the filing of a registration statement pursuant to Section 4.4, the Company shall:

                           (i) notify such owners as to the filing thereof and of all amendments thereto filed prior to the effective date of said registration statement;

                           (ii) notify such owners, promptly after it shall have received notice thereof, of the time when the registration statement becomes effective or any supplement to any prospectus forming a part of the registration statement has been filed;

                           (iii) prepare and file without expense to such owners any necessary amendment or supplement to such registration statement or prospectus as may be necessary to comply with Section 10(a)(3) of the Securities Act or advisable in connection with the proposed distribution of the Conversion Shares by such owners;


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                           (iv) take all reasonable steps to qualify the
         Conversion Shares being so registered for sale under the securities or blue sky laws in such states as the holders of the Conversion Shares being so registered may reasonably request;

                           (v) notify such registered owners of any stop order suspending the effectiveness of the registration statement and use its reasonable best efforts to remove such stop order; and

                           (vi) undertake to keep said registration statement and prospectus effective until the earlier of (A) two years from the effective date thereof (provided, that if the Holders are required to delay the sale of the securities, then such period shall be extended by the amount of such delay), or (B) the date the Conversion Shares are sold or become available for public sale without restriction under the Securities Act; provided, however, that such undertaking shall apply only to the extent that the Company is permitted to register such securities for continuous sale under Rule 415 of the General Rules promulgated under the Securities Act, under any successor provision, or under authoritative interpretations of applicable law.

                  (d) The record owners of the Conversion Shares being registered under this Section 4.4 agree to pay all of the underwriting discounts and commissions, registration fees and their own counsel fees with respect to the Conversion Shares owned by them and being registered. The Company agrees that the costs and expenses which it is obligated to pay in connection with a registration statement to be filed pursuant to Section 4.4 hereof including, but not limited to, the fees and expenses of counsel for the Company, the fees and expenses of the Company's accountants and all other costs and expenses incident to the preparation, printing and filing under the Securities Act of any such registration statement, each prospectus and all amendments and supplements thereto, the costs incurred in connection with the qualification of such securities for sale in a reasonable number of states, including fees and disbursements of counsel for the Company, and the costs of supplying a reasonable number of copies of the registration statement, each preliminary prospectus, final prospectus and any supplements or amendments thereto to such registered owners.

                                    ARTICLE V
                                  MISCELLANEOUS

         5.1 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed in the State of Florida. The parties hereto irrevocably consent to the jurisdiction of the United States federal courts located in the State of Florida and the state courts located in the County of Palm Beach in the State of Florida in any suit or proceeding based on or arising under this Agreement or the transactions contemplated hereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company further agrees that service of process upon the Company delivered by nationally recognized overnight courier shall be deemed in every respect effective service of process upon the Company in any suit or proceeding arising hereunder.


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The parties hereto agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

         5.2 Counterparts. This Agreement may be executed in two or more counterparts, including, without limitation, by facsimile transmission, all of which counterparts shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause additional original executed signature pages to be delivered to the other parties.

         5.3 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         5.4 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

         5.5 Amendments. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchasers.

         5.6 Notice. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or by facsimile-machine confirmed telecopy, and shall be deemed delivered at the time and date of receipt (which shall include telephone line facsimile transmission).

         5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, any Purchaser may assign its rights and obligations hereunder to any of its "affiliates," as that term is defined under the Exchange Act, without the consent of the Company so long as such affiliate is an accredited investor. This provision shall not limit any Purchasers' right to transfer the Securities pursuant to the terms of this Agreement.

         5.8 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         5.9 Survival. The representations, warranties and covenants of Purchasers and the Company set forth in Articles II, III and IV shall survive the closing hereunder notwithstanding any due


                                        8


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diligence investigation conducted by or on behalf of any Purchaser. Subject to federal and state law, the Company agrees to indemnify and hold harmless each Purchaser (including any corporation owned or controlled by any Purchaser and any officer, director, employee or partner of any such corporation) for loss or damage or expenses (including reasonable attorneys fees) arising as a result of or related to (a) any breach or alleged breach by the Company of any of its representations or covenants set forth herein, including advancement of expenses as they are incurred, (b) any cause of action, suit or claim brought or made against any Purchaser and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other certificate, instrument or document contemplated hereby or thereby, (c) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (d) the status of Purchaser or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

         5.10 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         5.11 Remedies. No provision of this Agreement providing for any remedy to any Purchaser shall limit any remedy which would otherwise be available to Purchaser at law or in equity. Nothing in this Agreement shall limit any rights Purchaser may have with any applicable federal or state securities laws with respect to the investment contemplated hereby.

         5.12 Full Agreement. Except as specifically referenced herein, this Agreement (including all schedules and exhibits hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.


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         IN WITNESS WHEREOF, the undersigned Purchasers and the Company have caused this Agreement to be duly executed as of the date first above written.

INTERNATIONAL COSMETICS MARKETING CO.

By: /s/ Stephanie McAnly
    -------------------------------------------
        Stephanie McAnly, President

By: /s/ Sonny Spoden
    -------------------------------------------
        Sonny Spoden, Chief Financial Officer

PURCHASERS

 /s/ Nico P. Pronk
 ----------------------------------------------
Nico P. Pronk , individually

Atlas Partners

By: /s/ Charles B. Pearlman
   --------------------------------------------
         Charles B. Pearlman, Partner


Atlas Pearlman, P.A.

By: /s/ Charles B. Pearlman
   --------------------------------------------
         Charles B. Pearlman, Partner



                                       10


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                                    EXHIBIT A



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                                    EXHIBIT B


                                                      Number of Shares of
  Name of Purchaser                                 Preferred Stock Purchased
  -----------------                                 -------------------------

Nico P. Pronk                                              200,000
Atlas Partners                                              16,000
Atlas Pearlman, P.A.                                         5,458
                                                           -------
                                                           221,458


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